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             [TO BE USED WITH GRANTEES WITH AN EMPLOYMENT CONTRACT]

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                           2003 EQUITY INCENTIVE PLAN

                        PERFORMANCE SHARE AWARD AGREEMENT

                                ISSUED UNDER THE
                        2005-2008 OUTPERFORMANCE PROGRAM

                  This PERFORMANCE SHARE AWARD AGREEMENT (the "Award Agreement"), dated as of the ____ day of __________, 2005, is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), and ______________________ (the "Grantee"), a "Key Employee" under the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan (the "Plan").

                  WHEREAS, the Plan provides for the award of "Performance Shares" (as defined in the Plan) to participants following the attainment of a designated corporate performance goal(s);

                  WHEREAS, the Trust's Executive Compensation and Human Resources Committee (the "Committee") established the Pennsylvania Real Estate Investment Trust 2005-2008 Outperformance Program (the "Program") under the Plan for specified Key Employees under the Plan;

                  WHEREAS, the Program designates a corporate performance goal that must be attained in order for participants in the Program to receive an award of the opportunity to earn Performance Shares under the Plan;

                  WHEREAS, the Grantee may defer delivery of his or her Performance Shares (if earned) until a later date, and if so deferred, the Grantee will be awarded dividend equivalent rights ("DERs," as defined under the Plan) with respect to such Performance Shares;

                  WHEREAS, such DERs will be expressed as a dollar amount, which will be applied to "purchase" notional shares of the Trust (on which DERs will also be awarded) and will be settled in actual shares of the Trust (and in cash to the extent the Grantee's account holds a fractional notional share); and

                  WHEREAS, the Grantee is one of the specified participants in the Program, a copy of which is attached hereto;

                  NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


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         1. Potential Award of Performance Shares

                  (a) The Grantee's percentage interest in the "Bonus Pool" (as defined under the Program) is __%.

                  (b) The Trust hereby promises to deliver to the Grantee the number of Performance Shares that Grantee becomes entitled to under Section 4 of the Program (if any). Unless the Grantee elects to make a deferral election pursuant to Section 4(e) of the Program, in which case Performance Shares will be delivered in accordance with such election, the Performance Shares shall be delivered on, or as soon as administratively practicable after, February 15, 2009, or in the event of a "Change in Control" (as defined in accordance with the Program) prior to January 1, 2009, within 30 days of the end of the "Measurement Period" (as defined in the Program) (the "Delivery Date"). This Award Agreement is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Program and the Plan now in effect and as they may be amended from time to time; provided that no amendment may adversely affect an issued Award Agreement without the written consent of the affected Grantee. The terms and conditions of the Program and the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Award Agreement.

                  (c) Pursuant to Section 4(c) of the Program, if the Grantee
(i) dies, (ii) terminates employment as a result of "Disability" (as defined in accordance with the Program), (iii) terminates employment for "Good Reason" (as defined in accordance with the Program), or (iv) has his employment terminated for reasons other than "Cause" (as defined in accordance with the Program), prior to the last day of the Measurement Period, the Grantee shall nevertheless be eligible to receive Performance Shares under the Program (provided Performance Shares are delivered under the Program) as though he remained employed by the Employer through the end of the Measurement Period.

                  (d) If Grantee makes a deferral election under Section 4(e) of the Program, the Grantee shall be awarded DERs with respect to each deferred Performance Share. Such DERs will be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a specific date (the "Dividend Date") during the deferral period multiplied by the number of Performance Shares still deferred by the Grantee as of the Dividend Date. The Committee will apply the Dollar Amount to "purchase" full and fractional notional shares (on which DERs thereafter will also be awarded) at the closing price on the Dividend Date. The Grantee's notional shares will be recorded in a bookkeeping account in which the Grantee will be 100% vested. The Grantee's notional shares will be replaced by issued Shares ("DER Shares") (and by cash, to the extent the Grantee's account holds a fractional notional share) and delivered to the Grantee in accordance with Section 4(e) of the Program on, or as soon as administratively practicable after, the date the Grantee's deferred Performance Shares are delivered.

         2. Share Certificate. Certificates for Performance Shares and DER Shares delivered pursuant to the Program shall be registered in the Grantee's name (or, if the Grantee so requests, in the name of the Grantee and the Grantee's spouse, jointly with right of survivorship).


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         3. Transferability. The Grantee may assign or transfer, in whole or in part, Performance Shares and DER Shares delivered hereunder pursuant to the Program.

         4. Withholding of Taxes. The obligation of the Trust to deliver Performance Shares and DER Shares shall be subject to applicable federal, state and local tax withholding requirements. The Grantee, subject to the provisions of the Plan and any withholding rules adopted by the Committee (the "Withholding Rules"), may satisfy the withholding tax, in whole or in part, by electing to have the Trust withhold Shares (or by returning Shares to the Trust). Such Shares shall be valued, for this purpose, at their "Fair Market Value" (as defined in the Plan) on the Delivery Date. Such election must be made in compliance with and subject to the Withholding Rules, and the Trust may not withhold Shares in excess of that number necessary to satisfy the minimum federal and state income and Federal Insurance Contributions Act ("FICA") and Federal Unemployment Tax Act ("FUTA") tax withholding requirements. The Grantee may elect to have the Trust withhold Shares for this purpose by checking the appropriate box below:

         I |_| DO |_| DO NOT elect to have the Trust withhold the number of Shares necessary to satisfy the minimum federal and state income and FICA and FUTA tax withholding requirements. [THIS ELECTION MAY BE CHANGED UPON AT LEAST 10 BUSINESS DAYS' WRITTEN NOTICE TO THE COMMITTEE BEFORE THE DELIVERY DATE.]

         5. Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflicts of laws).

                  IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his hand and seal, all as of the day and year first above written.

                                    PENNSYLVANIA REAL ESTATE
                                    INVESTMENT TRUST



                                    By:
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                                    Grantee

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